Exhibit 10.2

THERAVANCE BIOPHARMA, INC.

ORDINARY SHARE PURCHASE AGREEMENT

January 30, 2015

i

7.	Miscellaneous		8
	7.1	Covenant Against Transfers	8
	7.2	Termination	8
	7.3	Effect of Termination	9
	7.4	Rule 144 Reporting	9
	7.5	Restrictions on Transfers	9
	7.6	Survival of Warranties	9
	7.7	Successors and Assigns	9
	7.8	Governing Law	9
	7.9	WAIVER OF JURY TRIAL	10
	7.10	Counterparts	10
	7.11	Titles and Subtitles	10
	7.12	Notices	10
	7.13	Finder’s Fee	10
	7.14	Expenses	10
	7.15	Amendments and Waivers	11
	7.16	Severability	11
	7.17	Legends	11
	7.18	Nasdaq Listing	11
	7.19	Entire Agreement	11

ii

THERAVANCE BIOPHARMA, INC.

ORDINARY SHARE PURCHASE AGREEMENT

THIS ORDINARY SHARE PURCHASE AGREEMENT (the “Agreement”) is made as of the thirtieth day of January 2015 by and among Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”), and Mylan Inc., a Pennsylvania corporation (the “Investor”).

WHEREAS, Mylan Ireland Limited, a limited company organized and existing under the laws of Ireland and an indirect wholly-owned subsidiary of Investor, and Theravance Biopharma R&D, Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of the Company, have entered into that certain Development and Commercialization Agreement dated as of the date hereof, pursuant to which, the parties desire to establish a broad collaboration for the global development and commercialization of TD-4208 in a nebulized form both as standalone monotherapy and in combination or co-formulation with other chemically distinct and therapeutically active compounds; and

WHEREAS, the Investor and the Company are entering into this Agreement, pursuant to which the Investor shall purchase Ordinary Shares of the Company.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Purchase and Sale of Shares.

1.1                               Sale and Issuance of Ordinary Shares.

(a)                                 On or prior to the Closing (as defined below), the Company shall have authorized the sale and issuance of its Ordinary Shares of a par value of U.S. $0.00001 each to the Investor (the “Shares” or the “Ordinary Shares”).  The Shares shall have the rights, preferences, privileges and restrictions set forth in the Company’s Amended and Restated Memorandum and Articles of Association (the “Restated Articles”).

(b)                                 Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, 1,585,790 Shares at a price per share of $18.91802, resulting in an aggregate purchase price of Thirty Million United States Dollars (U.S. $30,000,000.00) (the “Aggregate Purchase Price”).

1.2                               Closing.  The purchase and sale of the Shares shall take place at the offices of Theravance Biopharma US, Inc., 901 Gateway Boulevard, South San Francisco, CA 94080.  On February 2, 2015, the Investor will initiate an irrevocable wire transfer in the amount of the Aggregate Purchase Price to an account designated in writing by the Company.  Immediately upon the Company’s receipt of the Aggregate Purchase Price, the purchase and sale of the Shares shall be consummated (which time is designated as the “Closing”).  Immediately following the Closing, the Company shall instruct the Company’s transfer agent to record Investor’s purchase of the Shares on the Company’s register of members.  As used herein,

“Business Day” shall mean any weekday that is not a day on which banking institutions in the City of San Francisco are authorized or obligated to close.

2.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that:

2.1                               Organization, Good Standing and Qualification.  The Company is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement, (ii) to issue and sell the Shares hereunder, (iii) to perform its obligations under the Restated Articles, and (iv) to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2                               Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, other equitable remedies, or general principles of equity.

2.3                               Valid Issuance of Ordinary Shares.  The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement and registered on the register of members of the Company for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.  The Shares that are being purchased by the Investor hereunder will not be subject to preemptive rights or rights of first refusal that have not been waived or complied with.

2.4                               Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except certain post-closing filings as may be required pursuant to federal securities laws and under the “Blue Sky” laws of the various states.

2.5                               Offering.  Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Shares to be issued pursuant to this Agreement under the Securities Act (as defined below) and the rules and regulations of the Commission thereunder) hereafter that would cause the loss of such exemption.

2.6                               Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.7                               Compliance with Other Instruments.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not violate or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any statute, rule or regulation applicable to the Company or any instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.8                               SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The balance sheet of the Company contained in the SEC Reports as of September 30, 2014 is hereinafter referred to as the “Company Balance Sheet”.

2.9                               Corporate Documents.  The Restated Articles of the Company are in the form as set forth as an exhibit in the SEC Reports.

2.10                        Capital Stock.  The authorized share capital of the Company consists of: (i) 200,000,000 Ordinary Shares and (ii) 230,000 preferred shares, par value $0.00001 per share (the “Preferred Shares”).  At the close of business on January 29, 2015: (i) 32,221,083 Ordinary Shares were issued and outstanding and (ii) no Preferred Shares were issued and outstanding, and since January 29, 2015  there have been no material changes in the information provided pursuant to clauses (i) and (ii) of this sentence.  No Ordinary Shares are owned or held by any subsidiary of the Company.

2.11                        Share Options.  As of the close of business on December 31, 2014: (i) not more than 3,962,426 Ordinary Shares were subject to issuance pursuant to outstanding options (“Company Options”) under the Company’s 2013 Equity Incentive Plan and 2014 New Employee Equity Incentive Plan (collectively, the “Stock Option Plans”), and (ii) 2,216,145 Ordinary Shares were reserved for future issuance under the Stock Option Plans.  All Ordinary Shares subject to issuance under the Company Options, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.  There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option solely as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events).  There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.

2.12                        Voting Debt.  No Voting Debt of the Company is issued or outstanding as of the date hereof.  For purposes of this Agreement, the term “Voting Debt” shall mean any bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries (i) having the right to vote on any matters on which shareholders of the Company may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting shares of the Company.

2.13                        Other Securities.  Except as otherwise disclosed in the SEC Reports (as defined herein) filed prior to the date hereof, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company, Voting Debt or other voting securities of the Company or any of its subsidiaries, or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking.  All outstanding Ordinary Shares, all outstanding Company Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable material Contracts.  For purposes of this Agreement, the term: (A) “Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity; (B) “Contract” shall mean any agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect; and (C) “Governmental Entity” shall mean any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

2.14                        No Undisclosed Liabilities.  Except as set forth in the SEC Reports, neither the Company nor its subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, other than (i) those not required under generally accepted accounting principles to be reflected in the Company Balance Sheet or (ii) those incurred in the ordinary course of business since the Company Balance Sheet.

2.15                        No Solicitation; No Integration.  Neither the Company nor any of its subsidiaries, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act or (iii) has issued any securities which are required to be integrated with the sale of the Shares to the Investor for purposes of the Securities Act or of any applicable shareholder approval provisions under the rules and regulations of Nasdaq, nor will the Company or any of its subsidiaries or affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings (other than the other transactions contemplated in this Agreement).  Assuming the accuracy of the representations and warranties of the Investor in Article 3 of this Agreement, the offer and sale of the Shares by the Company to the Investor pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

2.16                        Absence of Certain Changes or Events.  Since the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary course of business and there has not been: (i) any change that would have a material adverse effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s capital stock, or any purchase, redemption or other acquisition by the Company or any of its subsidiaries of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities of the Company except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the

Company’s capital stock, (iv) entry by the Company or any of its subsidiaries into any licensing or other agreement with regard to the disposition of any material intellectual property other than licenses, distribution agreements, advertising agreements, sponsorship agreements or merchant program agreements entered into in the ordinary course of business, (v) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or by the Commission, (vi) any material change to the Company’s internal controls over financial reporting, (vii) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business, (viii) any communication from the Nasdaq Stock Market with respect to the delisting of the Ordinary Shares, (ix) any cancellation by the Company or any of its subsidiaries of any debts or waiver of any claims or rights of material value other than cancellations or waivers solely between the Company and its subsidiaries, (x) any sale, transfer or other disposition outside of the ordinary course of business of any material properties or assets (real, personal or mixed, tangible or intangible) by the Company or any of its subsidiaries, or (xi) any agreement, whether in writing or otherwise, to take any action described in this section by the Company or any of its subsidiaries.

2.17                        Listing and Maintenance Requirements.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Shares on Nasdaq.  The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of Nasdaq and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investor the Shares contemplated by this Agreement.

3.                                      Representations and Warranties of the Investor.  The Investor hereby represents and warrants that:

3.1                               Authorization.  The Investor has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, other equitable remedies, or general principles of equity.

3.2                               Purchase Entirely for Own Account.  This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws.  By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.3                               Disclosure of Information.  The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.  The Investor acknowledges that it has read the “Risk Factors” section contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2014 and understands the Company’s business and recognizes that a purchase of the Shares involves risks and uncertainties.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4                               Investment Experience.  The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to protect its own interests, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.  The Investor also represents that it has not been organized for the purpose of acquiring the Shares.

3.5                               Accredited Investor.  The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D adopted pursuant to the Act, as presently in effect.

3.6                               Restricted Securities.  The Investor understands that the Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, the Investor represents that it is familiar with Rule 144 adopted pursuant to the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.                                      Interim Covenant.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing, the Company shall conduct its business in the usual, regular and ordinary course consistent with past practice.

5.                                      Conditions of Investor’s Obligations at Closing.  The obligations of the Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor if it does not consent thereto:

5.1                               Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.2                               Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall have been true on and as of the Closing.

5.3                               Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States of or any state or foreign country that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.4                               Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

6.                                      Conditions of the Company’s Obligations at Closing.  The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

6.1                               Representations and Warranties.  The representations and warranties of the Investor contained in Section 3 shall have been true on and as of the Closing.

6.2                               Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States of or any state or foreign country that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

7.                                      Miscellaneous.

7.1                               Covenant Against Transfers.  Prior to the nine month anniversary of the Closing, other than pursuant to a transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) following which continuing shareholders of the Company hold less than 50% of the outstanding voting securities of either the Company, the entity surviving such transaction or any direct or indirect parent entity of such continuing or surviving entity, the Investor agrees that neither it nor any affiliate will (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares (whether such Shares or any such securities are then owned by the Investor or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.

7.2                               Termination.  This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing: (a) by mutual written agreement of the Investor and the Company; (b) by the Investor or Company if the Closing shall not have occurred by March 2, 2015; provided, however, that the right to terminate this Agreement under this Section 7.2 shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the transactions contemplated hereby to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or (c) by the Investor or Company if ninety days after notice to the other party of any Legal Requirement in effect which would have the effect of making the transactions contemplated hereby illegal or otherwise prohibit or prevent the consummation of the transactions contemplated hereby and such Legal Requirement having such effect shall remain in effect after the expiration of such ninety day period.

7.3                               Effect of Termination.  If this Agreement is terminated as provided in Section 7.2 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or the Investor, or their respective officers, directors, members or shareholders, if applicable; provided, however, that each party hereto and each person shall remain liable for any breaches of this Agreement prior to its termination, and provided, further, that the provisions of this Section 7.3, Sections 7.7 through 7.16, and Section 7.19 shall remain in full force and effect and survive any termination of this Agreement.

7.4                               Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Shares to the public without registration, the Company agrees to use its commercially reasonable efforts to: (i) make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

7.5                               Restrictions on Transfers.  Any legend referring to the stock transfer instructions and record notations of the Shares shall be removed if: (i) those securities have been sold pursuant to a registration statement that is then effective under the Securities Act or (ii) the Investor provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.

7.6                               Survival of Warranties.  The warranties, representations, covenants and agreements of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

7.7                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.8                               Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of laws principles thereof.  Any action brought, arising out of, or relating to this Agreement shall be brought in United States District Court of the Southern District of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts.  The parties hereby consent to and grant the United States District Court of the Southern District of New York jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 6.8, or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

7.9                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.10                        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.11                        Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.12                        Notices.  All notices required or permitted pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (c) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices and certificates will be addressed to the Company or Investor at the addresses set forth on the signature pages hereto or at such other address as the Company or the Investor may designate by ten (10) days advance written notice to the other parties hereto.

7.13                        Finder’s Fee.  The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.14                        Expenses.  Irrespective of whether the Closing is effected, each party shall bear their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Articles, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.15                        Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of such securities, and the Company.

7.16                        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.17                        Legends.  It is understood that the transfer agent’s records evidencing the Shares may bear one or all of the following legends:

(a)                                 “The Shares have not been registered under the Securities Act of 1933, as amended (the “Act”).  The Shares may not be sold, transferred or assigned in the absence of an effective registration for these shares under the Act or an opinion of the corporation’s counsel that registration is not required under the Act.”

(b)                                 Any legend required by the laws of any state.

7.18                        Nasdaq Listing.  The Company shall use all commercially reasonable efforts to have the Shares acquired by the Investor at the Closing authorized for listing on Nasdaq.

7.19                        Entire Agreement.  This Agreement, the Development and Commercialization Agreement and the documents referred to herein and therein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THERAVANCE BIOPHARMA, INC.

By:	/s/ Rick E Winningham
Rick E Winningham
Chief Executive Officer

Theravance Biopharma, Inc.
c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attn: Head of Business Development

With a copy to:
Theravance Biopharma R&D, Inc.
c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attn: Legal Department

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PURCHASE AGREEMENT

INVESTOR:

MYLAN INC.

By:	/s/ Rajiv Malik
Signature of Authorized Person
Name: Rajiv Malik
Title: President

Mylan Inc.
1000 Mylan Boulevard
Canonsburg, Pennsylvania 15317
Attn: Head of Global Business Development

With a copy to:
1000 Mylan Boulevard
Canonsburg, Pennsylvania 15317
Attn: Global General Counsel

SIGNATURE PAGE TO ORDINARY SHARE

PURCHASE AGREEMENT